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                                                                     EXHIBIT 4.3

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                              GTE DELAWARE, L.P.


        The undersigned, for the purpose of forming a limited partnership pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify:

        1.  Name.  The name of the limited partnership is GTE Delaware, L.P.
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(the "Partnership").
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        2.  Registered Office and Registered Agent.  The address of the
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registered office of the Partnership in the State of Delaware is c/o The
Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

        3.  The Name and Business Address of the General Partner.  The name and
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business address of the general partner (the "General Partner") are as follows:
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        GTE Corporation
        One Stamford Forum
        Stamford, Connecticut  06904

        IN WITNESS WHEREOF, the undersigned, being the sole general partner in the Partnership, has caused this Certificate of Limited Partnership to be duly executed as of the 3rd day of May, 1994.


                                        General Partner
                                        ---------------

                                        GTE CORPORATION,
                                        a New York corporation,


                                        By:      MARIANNE DROST
                                             ----------------------------
                                             Name: Marianne Drost
                                             Title: Secretary